                                                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          FISHER BUSINESS SYSTEMS, INC.


                                       I.

         The name of the Corporation is: Fisher Business Systems, Inc.

                                       II.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

         The Corporation shall have perpetual duration.

                                       IV.

         The Corporation is formed for the following purpose or purposes:


                  To engage in the business of furnishing to any persons, firms, partnerships corporations, clubs, associations and institutions services utilizing methods studies, systems analyses, computing and programming procedures, electronic data processing systems, the operation of computers and other business machines of every kind, nature and description, and in connection therewith, but not by way of limitation, services relating to tabulating, data processing, key punching, bookkeeping, payroll, recording, reporting, billing, filing, indexing, mailing, circularizing, addressing, and all other business and office operations and procedures of every kind, nature and description; and to furnish, as principal, agent, broker or otherwise, the services of skilled and unskilled personnel to perform such services.


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                  To act as consultants and to give advice and guidance to any persons, firms, partnerships, corporations, clubs, associations and institutions in respect to methods studies, systems analyses, computing and programming procedures, electronic data processing systems, the operation of computers and other business machines, tabulating, data processing, key punching, bookkeeping, payroll, recording, reporting, billing, filing, indexing, mailing, circularizing, addressing and all other business and office operations and procedures of every kind, nature and description.

                  To conduct investigations and researches, and authorized business or activity, including, but not limited to, the receipt and disbursement of monies and other property and all of the business and office operations and procedures described in the foregoing paragraphs of this Article.

                  To manage or administer as agent, as permitted by law, the departments, facilities, and operations of any persons, firms, partnerships, corporations, clubs, associations and institutions, carrying on any authorized business or activity, including, but not limited to, the receipt and disbursement of monies and other property, and all of the business and office operations and procedures described in the foregoing paragraphs of this Article.

                  To engage as brokers in the sales lease and rental of electronic data processing systems, computers or other business machines or equipment of every kind, nature and description or in the procurement of machine time on any such machines or equipment.


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                  To carry on a general mercantile industrial investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate executer acquire, and assign contracts in respect of, acquire, receive, grants and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agents representative, brokers factor, merchant, distributor jobber, advisor, and in any other lawful capacity goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other realm personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, leaser mortgage, sell, or otherwise dispose off erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental therefor and all acts proper or necessary for the purpose of the business.

                  To engage generally in the real estate business as principal agent, broker, and in any lawful capacity and generally to taker lease, purchase, or otherwise acquired and to own, use, hold, sells convey, exchange, lease, mortgage, work, clear, improver develop,


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         divide, and otherwise handler manager operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, user hold sells convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property chattels, chattels real, rights, easements, privileges choses in actions notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                  To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoys turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                           (a) inventions, devices, formulae processes and any
                  improvements and modifications thereof;


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                           (b) letters patent, patent rights, patented
                  processes, copyrights, designs, and similar rights, trademarks trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                           (c) franchises, licenses, grants and concessions,

                  In general, to carry on any other lawful business whatsoever and to have, enjoy, and exercise all the rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the Georgia Business Corporation Code.

                                       V.

         The authorized capital stock of the Corporation shall be $10,000, which shall consist of 101,000 shares of $1.00 par value common stock.

                                       VI.

         The Corporation shall not commence business until it shall have received not less than Five Hundred Dollars ($500.00) in payment for the issuance of shares of stock.

                                      VII.


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         The initial registered office of the Corporation is 2400 First Atlanta
Tower, 2 Peachtree Street N.W., Atlanta, Georgia 30383, located in Fulton County. The initial registered agent of the Corporation is William L. Meyer, whose written consent to such appointment is attached to these Articles of Incorporation.

                                      VIII.

         The number of directors constituting the initial Board of Directors shall be three (3) and the name and address of each member of the initial Board of Directors is:

         NAMES                                                ADDRESSES
         -----                                                ---------
         Larry Fisher                                380 Millbrook Trace
                                                     Marietta, Georgia 30067

         Mary Ann Fisher                             380 Millbrook Trace
                                                     Marietta, Georgia 30067

         William G. Overcash                         55 West Blackland Court
                                                     Marietta, Georgia 30062


                                       IX.

         The name and address of the Incorporator of the Corporation is:

         NAME
         ----
         Helen T. Ferraro                            2400 First Atlanta Tower
                                                     Atlanta, Georgia 30383

                                       X.

         None of the holders of the capital stock of the Corporation shall be entitled, as a matter of right by virtue of their holding of capital stock of the Corporation, to purchase, subscribe for or otherwise acquire: (i) any authorized and unissued shares of stock of the Corporation of any class; or (ii) any options or warrants to purchaser subscribe for or otherwise acquire any such


                                      - 6 -

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authorized and unissued shares; or (iii) any shares evidences of indebtedness or other securities convertible into or carrying options to purchase, subscribe for or otherwise acquire any such authorized and unissued shares.

                                       XI.

         The Board of Directors of the Corporation may, from time to time, and at its discretion, distribute a portion of the assets of the Corporation to its shareholders out of the capital surplus of the Corporation.

                                      XII.

         The Board of Directors of the Corporation may, from time to time. and at its discretion cause the Corporation to purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on November 15, 1982.


                                    /s/ Helen T. Ferraro
                                    --------------------
                                    Helen T. Ferraro,
                                    Incorporator


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




                              ARTICLES OF AMENDMENT

                                       OF
                          FISHER BUSINESS SYSTEMS, INC.

                                       I.

         The name of the Corporation is Fisher Business Systems, Inc.

                                       II.

         The Articles of Incorporation of the Corporation shall be amended by deleting Article v thereof in its entirety and substituting the following in lieu of said Article V:

                                       "V.

         The authorized capital stock of the Corporation shall be $600,000 which shall consist of 10,000,000 shares of Common Stock with a par value of one cent ($.0l) per share and 5,000,000 shares of preferred stock with a par value of ten cents ($.10) per share. Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock also shall have such voting powers, full or limited, or no voting powers, and such preferences and such relative, participating, optional or other rights (including without limitation, the right to convert shares of such preferred stock into shares of the Corporation's Common Stock), with such qualifications, limitations, or restrictions of such preferences or rights as shall be stated in the resolution or resolutions providing for the issue of such series of preferred stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with and to the full extent permitted by, the laws of the State of Georgia."

         The Articles of Incorporation of the Corporation shall be amended by adding the following as Article XIII:

                                      XIII.

           To the extent permitted by the Georgia Business Corporation Code, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for


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breach of his duties as a director, except for liability (i) for appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 14-2-154 of the Official Code of Georgia Annotated or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment of this Article XIII shall be prospective only and acts or omissions occurring prior to such amendment shall be governed by the provisions of this Article XIII as in effect prior to such amendment."

                                      III.

           The shareholder vote required to adopt the Amendments set forth in
Article II above was a majority of the issued and outstanding shares of $.01 par value voting common stock of the Corporation. On May 1, 1987, there were 1,500,000 shares of common stock issued and outstanding, each share being entitled to one vote. On that date the above amendments were authorized and adopted by the affirmative vote of 1,185,000 shares of the issued and outstanding stock of the Corporation entitled to vote thereon.

         IN WITNESS WHEREOF, Fisher Business Systems, Inc. has caused these Articles of Amendment to be executed and the corporate seal to be affixed and has caused the foregoing to be attested to, all by its duly authorized officers, on this 4th day of May, 1987.

Attest:                                      FISHER BUSINESS SYSTEMS, INC.

/s/ Mary Ann Fisher                          By: /s/ Larry Fisher
--------------------------------             ------------------------------
Secretary                                        President

                [CORPORATE SEAL]

                              ARTICLES OF AMENDMENT

                                       OF

                          FISHER BUSINESS SYSTEMS, INC.

                                       I.

          The name of the corporation is Fisher Business Systems, Inc.

                                       II.

         The Articles of Incorporation of Fisher Business Systems, Inc. shall be amended by deleting Article V thereof in its entirety and substituting the following in lieu of said Article V:

                                       "V.

         The authorized capital stock of the Corporation shall be $600,000 which shall consist of 10,000,000 shares of common stock with a par value of $.01 per share and 5,000,000 shares of preferred stock with a par value of $.10 per share.

         Effective with the filing of this Amendment, each one share of the Corporation's Common stock issued and outstanding on the Effective Date of this Amendment shall be automatically changed without further action into one-fifth (1/5) of a fully paid and nonassessable share of the Corporation's common stock, provided that no fractional shares shall be issued pursuant to such change. The Corporation shall pay to each shareholder who would otherwise be entitled to a fractional share as a result of such change the cash value of such fractional share based upon the closing bid price per share of the common stock on the trading day preceding the Effective Date of this Amendment as quoted by the National Association of Securities Dealers Automated Quotation System NASDAQ).

         Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock also shall have such voting powers, full or limited, or no voting powers, and such preferences and such relative, participating, optional or other rights (including, without limitation, the right to convert shares of such preferred stock into shares of the Corporation's common stock), with such qualifications, limitations or restrictions of such preferences or rights as shall be stated in the resolution or resolutions providing for the issue of such series of preferred stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with, and to the full extent permitted by, the laws of the State of Georgia."

                                      III.

         The Amendment set forth in Article II of these Articles of Amendment was duly adopted on November 30, 1992.


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                                       IV.

         The foregoing Amendment was duly approved by the shareholders of the Corporation in accordance with Section 14-2-1003 of the Georgia Business Code.

         IN WITNESS WHEREOF, Fisher Business Systems, Inc. has caused these Articles of Amendment to be executed by its President, a duly authorized officer of the Corporation, on this 30th day of November, 1992.



                                    FISHER BUSINESS SYSTEMS, INC.

                                    By: /s/ Larry Fisher
                                       ------------------------------
                                       Larry Fisher, President and
                                       Chief Executive Officer



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



                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          FISHER BUSINESS SYSTEMS, INC.


                                       1.

          The name of the Corporation is FISHER BUSINESS SYSTEMS, INC.

                                       2.

      The Articles of Incorporation of the Corporation shall be amended by deleting the first paragraph of Article V thereof in its entirety and substituting the following in lieu of that first paragraph of Article V:

                                       "V.

                  The authorized capital stock of the Corporation shall be $1,500,000, which shall consist of 100,000,000 shares of Common Stock with a par value of $.01 per share and 5,000,000 shares of preferred stock with a par value of $.10 per share."

                                       3.

         The amendment set forth in Article 2 of these Articles of Amendment was adopted on November 18, 1996.

                                       4.

         These Articles of Amendment were duly approved by action of the Corporation's shareholders in accordance with the provisions of O.C.G.A. Section 14-2-1003.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer of the Corporation, on this 18th day of November, 1996.

                                    FISHER BUSINESS SYSTEMS, INC.


                                    By: /s/ Larry Fisher
                                       -----------------------------------------
                                        Larry Fisher
                                        President and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          FISHER BUSINESS SYSTEMS, INC.


                                       1.

         The name of the Corporation is FISHER BUSINESS SYSTEMS, INC.

                                       2.

         The Articles of Incorporation of the Corporation shall be amended by deleting Article I thereof in its entirety and substituting the following in lieu of Article I:

                                       "I.

                   The name of the Corporation is HALIS, Inc."

                                       3.

         The amendment set forth in Article 2 of these Articles of Amendment was adopted on November 14, 1996.

                                       4.

         These Articles of Amendment were adopted by action of the Corporation's Board of Directors. Shareholder approval of these Articles of Amendment was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer of the Corporation, on this 18th day of November, 1996.

                                    FISHER BUSINESS SYSTEMS, INC.


                                    By: /s/ Larry Fisher
                                       -----------------------------------------
                                        Larry Fisher
                                        President and Chief Executive Officer